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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors of CH2M HILL Companies, Ltd.:

        We consent to the use of our report dated February 13, 2004, with respect to the consolidated balance sheets of CH2M HILL Companies, Ltd., as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Denver, Colorado
February 24, 2004

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INDEPENDENT AUDITORS' CONSENT